UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2022

Sagaliam Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41182	86-3006717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Barry Kostiner

1800 Avenue of the Stars, Suite 1475

Los Angeles, CA 900067

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (213) 616-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one Right	SAGAU	The Nasdaq Stock Market LLC

Class A common stock included as part of the units	SAGA	The Nasdaq Stock Market LLC

Rights included as part of the units	SAGAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2022, Sagaliam Acquisition Corp.(the “Company”)’s board of directors (the “Board”) appointed George Caruolo as the Chairman of the Board (replacing Barry Kostiner). Mr. Kostiner will continue in his roles as a member of the Board and the Company’s Chief Executive Officer. As previously reported in a Form 424B4 filed by the Company on December 22, 2021, Mr. Caruolo joined the Board on December 20, 2021. There is no compensatory plan, contract, or arrangement (whether or not written) entered into between the Company and Mr. Caruolo relating to his appointment as the Board’s Chairman.

On June 23, 2022, the Board appointed Gabriel Del Virginia as the Company’s Secretary (replacing Thomas W. Neukranz). Mr. Neukranz will continue in his role as the Company’s Chief Financial Officer. As previously reported in a Form 424B4 filed by the Company on December 22, 2021, Mr. Del Virginia joined the Board on December 20, 2021. There is no compensatory plan, contract, or arrangement (whether or not written) entered into between the Company and Mr. Del Virginia relating to his appointment as the Company’s Secretary.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2022

SAGALIAM ACQUISITION CORP.

By:	/s/Barry Kostiner
Barry Kostiner
Chief Executive Officer

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